Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 19, 2003 on the financial statements of Five Star Products, Inc. and subsidiaries, included in the 2002 Annual Report on Form 10-K.





/s/ Eisner LLP (formerly Richard A. Eisner & Company, LLP)
New York, New York
April 14, 2003